600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

October 12, 2005

Integrated Electrical Services, Inc.

1800 West Loop South, Suite 500

Houston, Texas 77027

Ladies and Gentlemen:

We have acted as counsel for Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement (Registration No. 333-125168) on Form S-1, as amended (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering by the selling stockholders named therein of up to 15,384,615 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share. The Shares are issuable by the Company in satisfaction of certain other obligations in respect of the 6.5% Senior Convertible Notes due 2014 (the “Notes”) issued by the Company pursuant to the terms of the 6.5% Senior Convertible Notes due 2014 Purchase Agreement dated as of November 22, 2004 (the “Purchase Agreement”), and that certain Indenture dated November 24, 2004 (the “Indenture”), to the Purchasers (the “Initial Holders”) named in the Purchase Agreement.

The Company and the Initial Holders entered into a Registration Rights Agreement dated as of November 24, 2004 (the “Registration Rights Agreement”), pursuant to which the Company has filed the Registration Statement with the Securities and Exchange Commission.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the Registration Rights Agreement;

(iii) the Purchase Agreement;

(iv) the Indenture;

(v) the Certificate of Incorporation of the Company, as amended to the date of this opinion;

Integrated Electrical Services, Inc.

October 12, 2005

(vi) the By-Laws of the Company, as amended to the date of this opinion;

(vii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance and sale of the Notes and the Shares and related matters (the “Board Resolutions”); and

(viii) the specimen certificate evidencing the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares issuable upon the conversion or repurchase of the Notes, as applicable, pursuant to the terms of the Indenture, have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon such conversion or repurchase and, upon such issuance in accordance with the terms of the Indenture at conversion prices at or in excess of the par value of such Shares, will be validly issued, fully paid and non-assessable.

We express no opinion other than as to the General Corporation Law of the State of Delaware.

In rendering this opinion, we have assumed that the Company received the consideration for the Notes as contemplated by the Purchase Agreement and the Board Resolutions and that, when issued, the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares.

Integrated Electrical Services, Inc.

October 12, 2005

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the caption “Legal Matters” therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Andrews Kurth LLP